EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
flexSCAN, Inc.
FORM 10-QSB FOR THE QUARTER ENDED SEPTEMBER 30, 2006
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of flexSCAN, Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Form 10-QSB of the Company for the quarter ended September 30, 2007 and filed with the Securities and Exchange Commission ("Form 10-QSB").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-QSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 19, 2007

/s/ Thomas Banks
Name: Thomas Banks
Title: Chief Executive Officer
(Principal Executive Officer)